                                                                   EXHIBIT 10.40

                              EMPLOYMENT AGREEMENT

      THIS EMPLOYMENT AGREEMENT is effective this 17th day of December, 2002, by and between CERES GROUP, INC., a Delaware corporation, referred to in this Agreement as "Employer," and DAVID I. VICKERS, referred to in this Agreement as "Employee."

                                    RECITALS:

      Employer is engaged in the insurance business and maintains its corporate office in the City of Strongsville, Ohio; and

      Employer wished to employ Employee, and Employee wishes to be employed by Employer on the terms, covenants and conditions set forth in this Agreement.

      For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

      Employer hereby employs Employee and Employee hereby accepts such employment upon the terms, covenants and conditions hereinafter set forth.

      1. SERVICES. Employer shall employ Employee as Chief Financial Officer, solely subject to the supervision and pursuant to the assignments, advices and directions of Employer. Employee's duties and responsibilities shall include duties and responsibilities as are customarily performed by one holding such a position for Employer and/or other similar businesses or enterprises."

            Employee shall devote all Employee's time, attention, knowledge, and skill solely and exclusively to the business and interest of Employer, and Employer shall be entitled to all of the benefits, emoluments, profits or other issues arising from or incident to any and all work, services and advice of Employee, and Employee expressly agrees that during the term of this Agreement, Employee will not be interested, directly or indirectly, in any form, fashion or manner, as partner, officer, director, stockholder, advisor, employee or in any other form or capacity, in any other business similar to Employer's business or any allied trade.

            Employee represents and warrants to Employer that his employment hereunder and compliance with the terms and conditions of this Agreement will not conflict with or result in the breach of any agreement or obligation to which he is a party or may be bound.

      2. TERM AND TERMINATION. The duration of employment pursuant to this Agreement shall be for a period of two (2) years, commencing on December 17, 2002 through December 16, 2004; provided, however, that this Agreement shall automatically renew for succeeding one (1) year terms, unless the Employer provides Employee with at least sixty
            (60) days' advance written notice that this Agreement and Employee's employment shall terminate as of the close of business on December 16 of the then-current original or renewal termination date (as the case may be).

            Termination without cause. Regardless of any provisions of this Agreement to the contrary, or which could be construed to the contrary, in the event that (a) Employer chooses to terminate this Agreement upon sixty (60) days' advance written notice prior to the end of the initial term or then-current renewal term, (b) Employee's annual salary is reduced, or (c) Employee shall leave the employment of Employer at any time other than as a voluntary quit or for "cause" (as defined below) or Employee's employment is terminated in connection with a "change of control" (as defined below), this Agreement shall terminate and Employee shall be entitled to severance pay equal to eighteen (18) months of Employee's then-current annual salary (less normal administrative deductions), payable in eighteen (18) equal monthly installments. Such payments shall be in lieu of any other payments from Employer, including, without limitation, severance or termination payments contained herein or otherwise and Employer shall have no further liability or obligation to Employee for compensation or benefits.

            "Change of Control." In the event that Employee's employment is terminated in connection with a "change of control" of Employer, Employee shall be entitled to receive cash compensation equal to two
            (2) years of Employee's then-current annual salary (less normal administrative deductions), payable in lump sum within thirty (30) days of such "change of control." Such payment shall be in lieu of any other payments from Employer, including, without limitation, severance or termination payments contained herein or otherwise and Employer shall have no further liability or obligation to Employee for compensation or benefits.

            "Change of control" shall mean the occurrence of any of the following events:

                  (i) a tender offer shall be made and consummated for the ownership of 50.1% or more of the outstanding voting securities of Employer;

                  (ii) Employer shall be merged or consolidated with another corporation and, as a result of such merger or consolidation, less than 50.1% of the outstanding voting securities of the surviving or continuing corporation shall be owned in the aggregate by the former stockholders of Employer as the same shall have existed immediately prior to such merger or consolidation; or

                  (iii) Employer shall sell substantially all of its operating assets to another corporation which is not a wholly-owned subsidiary;

                  (iv)  a person, within the meaning of Section 3(a)(9) or of
                        Section 13(d)(3) (as in effect on the date hereof) of the Exchange Act shall acquire, other than by reason of inheritance, (50.1%) or more of the outstanding voting securities of Employer (whether directly, indirectly, beneficially or of record).

                  In determining whether a Change of Control has occurred, gratuitous transfers made by a person to an affiliate of such person (as determined by the Board of Directors of Employer), whether by gift, devise or otherwise, shall not be taken into account. For purposes of this Agreement, ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3(d)(1)(i) as in effect on the date hereof pursuant to the Exchange Act."

            Termination for "cause." Notwithstanding any other provisions of this Agreement to the contrary, Employee's employment and this Agreement may be terminated by the Employer at any time without further compensation or severance pay or fringe benefits for "cause."

            For purposes of this paragraph, "cause" shall mean if Employee (1) has refused, failed or neglected to perform duties or render services hereunder or has performed or rendered them incompetently;
            (2) has been dishonest or committed a fraud or breach of trust or engaged in illegal or wrongful conduct substantially detrimental to the business or reputation of Employer; (3) has developed or pursued interests substantially adverse to Employer; (4) has been charged with, indicted for, or convicted of, a crime that constitutes a felony; or (5) has otherwise materially breached this Agreement.

            If, in the opinion of the Board of Employer, Employee's employment shall become subject to termination for "cause," the Board shall give Employee written notice to that effect which notice shall describe the matter or matters constituting such "cause." In the case of clauses (b) and (d) above, such notice shall constitute notice of termination of Employee's employment and Employee's employment will terminate immediately. In the case of clauses (a),
            (c) and (e) above, if, within 15 days of receipt of such notice, Employee has not substantially eliminated, resolved or cured each such matter or matters to the satisfaction of the Board in its sole discretion, then Employer shall have the right to give Employee notice that Employee's employment will terminate immediately.

            Voluntary Quit. Notwithstanding any other provision of this Agreement, Employee shall have the right to voluntarily quit Employee's employment and terminate this Agreement by giving sixty
            (60) days' advance written notice to Employer at the address provided herein. Notwithstanding any other provision of this Agreement, if Employee shall so voluntarily quit and terminate this Agreement, Employer shall have no further obligations pursuant to the terms of this Agreement, except to pay to Employee accrued salary to the date of termination.

      3.    COMPENSATION.

            Base Compensation. During this Agreement, Employer shall pay Employee (according to Employer's normal payroll procedures) and Employee agrees to accept from Employer, in full payment for services under this Agreement, a salary set by the Board of Directors and Employee shall receive annual reviews and merit increases. Employee's initial salary shall be $250,000 which shall be increased to $290,000 effective April 1, 2003.

            Bonuses. Employee shall also participate in Employer's bonus plan for officers or such other incentive compensation or plans as may be established by the Board of Directors of Employer (the "Officer Bonus Plan"). Employee's bonus shall be payable as soon as it reasonably can be determined. Notwithstanding the foregoing, Employee shall be entitled to defer the receipt of his salary and/or bonus pursuant to procedures adopted or plans maintained by Employer.

            Expenses. During the first ninety (90) days of the initial term of this Agreement (unless extended by the Board in its sole discretion), Employee is authorized to incur reasonable expenses for travel between his current home in Chicago, Illinois and Employer's headquarters in Strongsville, Ohio. Employer shall reimburse Employee for such expenses after receipt of a written statement from Employee that itemizes such expenses in reasonable detail, together with all receipts related to such expenses.

            If, at the direction of the Board, Employee relocates and moves his home near Employer's headquarters, Employer would reimburse Employee for the costs of such relocation in accordance with Employer's existing relocation policy.

            In addition, Employer agrees that it will reimburse Employee for any and all necessary, customary and usual business expenses incurred by Employee, subject to Employer's then-current policies regarding such expenses.

            Benefits. In addition to the above salary and reimbursement, Employee shall be provided all fringe benefits on the same basis that Employer normally provides to a regular full-time employee holding Employee's position with Employer, including, but not limited to, health/dental insurance, life insurance, holidays, vacations (etc.)."

            Options. Upon approval by the Compensation Committee, Employer shall grant to Employee a nonqualified option to purchase one hundred thousand (100,000) shares of Employer's common stock pursuant to Employer's 1998 Key Employee Share Incentive Plan ("Share Option"). The Share Option shall have an exercise price equal to $1.95 per share. All of the shares underlying the Share Option shall vest on the third anniversary of the effective date of this Agreement if Employee is still employed by Employer on such date; provided, however, the shares shall also vest in full upon a "change of control" of Employer as that term is defined in Section 2 above. The Share Option shall expire ten (10) years from the date of this Agreement. The Share Option shall be on the terms and conditions contained in a Nonqualified Stock Option Agreement in the form attached hereto as Annex A.

4.       COVENANTS.

            Non-Disclosure. Employee further specifically agrees that Employee will not, at any time during the term of this Agreement and for three (3) years following the termination of this Agreement for any reason, in any manner, either directly or indirectly, communicate to any person, firm or corporation any information of any kind concerning any matters affecting or relating to the business of Employer, including, without the limiting the generality of the foregoing, the lists or names of any of its policyholders or customers or agents, the prices it obtains or has obtained or at which it sells or has sold its products, or any other information of, about or concerning the business of Employer, its manner of operation, its plans, processes or other data of any kind, nature or description without regard to whether any or all of the foregoing matters would be deemed confidential, material, proprietary or important, and significantly affect the effective and successful conduct of the business of Employer, and its goodwill, and that any breach of the terms of this paragraph is a material breach of this Agreement.

            Non-Competition. During Employee's employment hereunder and, in the event of a change of control or termination of Employee's employment for any reason other than for "cause" (under Section 2) or a voluntary quit, for a period of one (1) year, Employee shall not engage, directly or indirectly, whether as an owner, partner, employee, officer, director, agent, consultant or otherwise, in any location where Employer or any of its subsidiaries is engaged in business after the date hereof and prior to the termination of Employee's employment, in a business the same or similar to, any business now, or at any time after the date hereof and prior to Employee's termination, conducted by Employer or any of its subsidiaries, provided, however, that the mere ownership of 5% or less of the stock of a company whose shares are traded on a national securities exchange or are quoted on the National Association of Securities Dealers Automated Quotation System shall not be deemed ownership which is prohibited hereunder.

            Non-Solicitation. Employee agrees that regardless of any termination of this Agreement, during or at the end of this Agreement or any renewal thereof, Employee will not, for a period of one (1) year thereafter, (i) hire, retain or recruit any of Employer's insurance agents for the purpose of performing services for Employee or another insurance company, or (ii) contact or solicit, directly or indirectly, any person, firm or entity connected with Employer, including its customers or clients, for the purpose of diverting work or business from the Employer.

            No termination of this Agreement shall terminate the rights and obligations of the parties under this Section, but such rights and obligations shall serve such termination in accordance with the terms of this Section.

      5. NON-DISPARAGEMENT. Following the termination of this Agreement for any reason, Employee hereby agrees and acknowledges that Employee will continue to have a duty of loyalty to Employer, and to the officers, directors, shareholders and employees of Employer, and in recognition of that duty of loyalty, Employee agrees that Employee shall not indulge in any conduct which may reflects adversely upon, nor make any statements disparaging of, Employer, or the officers, directors, shareholders or employees of Employer.

      6. REMEDIES. Employee agrees that the remedy at law for any violation or threatened violation by Employee of Sections 4 and 5 will be inadequate and that, accordingly, Employer shall be entitled to injunctive relief in the event of a violation or threatened violation without being required to post bond or other surety. The foregoing remedies shall be in addition to, and not in limitation of, any other rights or remedies to which Employer is or may be entitled at law, or in equity, or under this Agreement.

      7. DEATH. Notwithstanding any other provisions of this Agreement, this Agreement shall be deemed automatically terminated upon death. In such event, Employer shall pay to Employee's personal representative or executor any compensation accrued but unpaid as of such date. Upon the payment of such accrued compensation, Employer shall have no further obligations under this Agreement, including, but not limited to, an obligation to pay a salary, severance or termination pay or any other form of compensation, or to provide any further fringe benefits of any kind or nature.

      8. ENTIRE AGREEMENT. This written Agreement contains the sole and entire agreement between the parties and shall supersede any and all other agreements, whether oral or written, between the parties. The parties acknowledge and agree that neither of them has made any representation with respect to the subject matter of this Agreement or any representations inducing its execution and delivery, except such representations as are specifically set forth in this writing, and the parties acknowledge that they have relied on their own judgment in entering into the same. The parties further acknowledge that any statements or representations that may have been made by either of them to the other are void and of no effect and that neither of them has relied on such statements or representations in connection with its dealings with the other.

      9. CONFIDENTIALITY. The terms of this Agreement are to be confidential, and Employee shall disclose its terms only to Employee's attorney, tax advisor and/or spouse, if any, subject to disclosure that may be necessary to comply with applicable law or in the event of a dispute leading to mediation and/or arbitration.

      10. WAIVER/MODIFICATION. It is agreed that no waiver or modification of this Agreement or of any covenant, condition or limitation contained in it shall be valid unless it is in writing and duly executed by the party to be charged with it, and that no evidence of any waiver or modification shall be offered or received in evidence in any proceeding, arbitration or litigation between the parties arising out of or affecting this Agreement, or the rights or obligations of any party under it, unless such waiver or modification is in writing, duly executed as above. The parties agree that the provisions of this paragraph may not be waived, except by a duly executed writing.

      11. ARBITRATION. If a dispute of any kind arises from or relates in any manner to this Agreement or the breach thereof, and if such dispute cannot be settled through direct discussions, the parties agree to endeavor to first settle the dispute in an amicable manner by mediation administered by and through the American Arbitration Association in accordance with its Commercial Mediation Rules before resorting to arbitration. Thereafter, any unresolved controversy or claim arising from or relating to this Agreement or breach thereof shall be settled by arbitration administered by and through the American Arbitration Association in accordance with its Commercial Arbitration Rules, provided however that only one arbitrator shall be appointed, which arbitrator shall be an attorney licensed in


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

            the State of Ohio or an active or retired judge, having experience in employment contracts, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

      12. GOVERNING LAW. The parties agree that it is their intention and covenant that this Agreement be construed in accordance with and under and pursuant to the laws of the State of Ohio.

      13. SUCCESSORS AND ASSIGNS. Employee may not assign any rights or obligations under this Agreement without the prior written consent of Employer. This Agreement shall be binding upon and inure to the benefit of Employee and his lawful heirs, guardians, executors, administrators, and permitted successors and assigns.

            Employer may not assign any rights or obligations under this Agreement without the prior written consent of Employee except to the surviving corporation in connection with a merger or consolidation involving Employer or to the purchaser of assets in connection with a sale of all or substantially all of its assets, so long as the assignee expressly assumes Employer's rights or obligations. This Agreement shall be binding upon and inure to the benefit of Employer and its permitted successors and assigns.

            This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement, except as provided in this Section 13.

      14. RETURN OF PROPERTY. Upon termination of this Agreement for any reason, Employee shall immediately return any property of Employer, including, but not limited to, any equipment, credit cards, advertising materials, booklets, training guides or any other such similar information, materials or documents that Employee has in Employee's possession or control.

      15. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original but all of which together will constitute one and the same instrument.

      16. SEVERABILITY. If any clause, paragraph, or section of this Agreement be held invalid or unenforceable, the remaining provisions of this Agreement shall not be affected thereby and shall be valid and remain enforceable to the extent permitted by law. Moreover, if any one or more of the provisions in this Agreement shall for any reason by held to be excessively broad as to duration, geographical scope, activity, or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with then applicable law.

      17. NOTICES: All notices required to be provided under the terms of this Agreement shall be sent by United States mail, certified, return receipt requested, and to the following addresses:


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

            TO EMPLOYER:
            Ceres Group, Inc.
            17800 Royalton Road
            Strongsville, Ohio 44136

            TO EMPLOYEE:
            David I. Vickers
            197 Lawndale Avenue
            Elmhurst, Illinois  60126

      ACKNOWLEDGMENT BY EMPLOYEE: BY SIGNING THIS AGREEMENT, I AFFIRM THAT I HAVE CAREFULLY READ AND CONSIDERED ALL OF THE TERMS AND CONDITIONS OF THIS AGREEMENT AND THAT SUCH TERMS AND CONDITIONS ARE UNDERSTOOD, ACCEPTED AND AGREED.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

EMPLOYER:                                         EMPLOYEE:
CERES GROUP, INC.                                 DAVID I. VICKERS

By:   /s/ Thomas J. Kilian                           /s/ David I. Vickers
   -------------------------------                -----------------------------
Its: CEO and President

                                     ANNEX A

                      NON-QUALIFIED STOCK OPTION AGREEMENT

                           UNDER THE CERES GROUP, INC.

                     1998 KEY EMPLOYEE SHARE INCENTIVE PLAN

      This Non-Qualified Stock Option Agreement ("Agreement") is made on March 4, 2003, by and between Ceres Group, Inc., a Delaware corporation ("Ceres" or the "Company"), and David I. Vickers ("Optionee").

      Ceres and Optionee agree that the option granted by this Agreement does not qualify as an "incentive stock option" ("ISO") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Ceres makes this grant of an option pursuant to the Ceres Group, Inc., 1998 Key Employee Share Incentive Plan ("Plan"). The option granted by this Agreement shall be subject to all the provisions of the Plan, which are incorporated herein by reference, and shall be subject to the following provisions of this Agreement:

      1. NUMBER OF COMMON SHARES AND OPTION PRICE. Ceres hereby grants Optionee an option ("Option") to purchase 100,000 shares of the Company's $0.001 par value common stock ("Common Shares") for a purchase price ("Option Price") of $1.95 (One dollar and Ninety-five cents) per Common Share.

      2.    GENERAL TERMS, PERIOD, VESTING AND EXERCISABILITY.

(a) The term of the Option and the term of this Agreement shall commence on the date hereof ("Date of Grant") and shall terminate upon the expiration of ten
(10) years from the Date of Grant ("Maximum Term") if not terminated or extinguished earlier by operation of this Agreement or the terms of the Plan. Upon termination of the Optionee's employment (regardless of reason) with Ceres or one of its subsidiary corporations, as the case may be, all Options evidenced by this Agreement that remain outstanding but are not then vested and exercisable shall terminate and expire. Upon termination of the Optionee's employment with Ceres or a subsidiary company other than by death or permanent and total disability and more than three (3) months prior to the end of the Maximum Term, those Options evidenced by this Agreement that are vested and exercisable shall terminate and expire three (3) months following the date such employment terminates. Upon termination of the Optionee's employment with Ceres or a subsidiary company, by death or permanent and total disability and more than one (1) year prior to the end of the Maximum Term, those Options evidenced by this Agreement that are vested and exercisable shall terminate and expire one
(1) year following the date of such death or permanent and total disability (as determined by the Compensation Committee of the Board of Directors of Ceres). Options that terminate, expire or lapse on a given date shall do so on such date at 5:00 p.m., Cleveland, Ohio time.

(b) The Option shall vest and first become exercisable on December 17, 2005 and shall terminate on December 17, 2012.

(c) Notwithstanding any contrary provisions of this Agreement and subject only to the terms of the Plan, the Compensation Committee of the Board of Directors of Ceres ("Committee") in its sole discretion may cancel and extinguish this Agreement, incident to or as a result of any reorganization, merger, consolidation, recapitalization, dissolution or similar restructuring or corporate event involving Ceres, by paying to the Optionee (or other party then in rightful possession of the Option) the value of said Option (to the extent then vested and exercisable), determined as of the date of such restructuring or corporate event and based on the excess, if any, of the fair market value of Common Shares over the Option Price.

            3. METHOD OF EXERCISE: The Option shall be exercisable from time to time by written notice (in substantially the form attached hereto as Exhibit
A) to the Company that shall:

      (a) state that the Option is thereby being exercised, the number of Common Shares with respect to which the Option is being exercised, each person in whose name any certificates for the Common Shares should be registered and his or her address and social security number;

      (b) be signed by the person or persons entitled to exercise the Option and, if the Option is being exercised by anyone other than the Optionee, be accompanied by proof satisfactory to counsel for Ceres of the right of such person or persons to exercise the Option under the Plan and all applicable laws and regulations; and

      (c) be accompanied by such representations, warranties or agreements with respect to the investment intent of such person or persons exercising the Option as Ceres may reasonably request in form and substance satisfactory to counsel for Ceres.

            4. PAYMENT OF OPTION PRICE. Upon exercise of the Option, Ceres shall deliver a certificate or certificates for such Common Shares to the specified person or persons at the specified time upon receipt of the full purchase price for such Common Shares by any method of payment authorized by the Plan.

            5. TRANSFERABILITY. The Option shall not be transferable or assignable by the Optionee except as expressly provided by the Plan. The Option shall be exercisable (subject to any other applicable restrictions on exercise) only by the Optionee for his or her own account, except that (a) in the event of the death of the Optionee, the Option shall be exercisable (subject to any other applicable restrictions on exercise) only by the Optionee's estate (acting through its fiduciary) or by the Optionee's duly authorized legal representative; (b) in the event of the permanent and total disability of the Optionee, the Option shall be exercisable by the Optionee's authorized representative (unless the Optionee has legal capacity); and (c) in the event of a divorce or other marriage dissolution resulting in a change in ownership of some or all of the Options covered by this Agreement, the Option shall be exercisable only by the ex-spouse of the Optionee within the three (3) month period ending on the date of such change in ownership.

            6. RESTRICTIONS ON EXERCISE. The Option is subject to all restrictions in this Agreement or in the Plan. As a condition of any exercise of the Option, Ceres may require the Optionee or his successor to make any representation and warranty to comply with any applicable law or regulation or to confirm any factual matters reasonably requested by counsel for Ceres.

            7. TAXES. The Optionee hereby agrees to pay to Ceres, in accordance with the terms of the Plan, any federal, state or local taxes of any kind required by law to be withheld with respect to the Option granted hereunder. If the Optionee does not make such payment, Ceres shall have the right to deduct from any payment of any kind otherwise due to the Optionee from Ceres, any federal, state or local taxes of any kind required by law to be withheld with respect to the Option or the Common Shares to be purchased by the Optionee under this Agreement.

            8. NO CONTRACT OF EMPLOYMENT. Neither the Plan nor this Agreement, nor any other action taken by Ceres or any committee or representative thereof, shall constitute or otherwise evidence a contract of employment, regardless whether express or implied, between the Optionee and Ceres.

            9. DEFINITIONS. Unless otherwise defined in this Agreement, capitalized terms will have the same meanings given them in the Plan.

            10. AMENDMENT AND CONTROLLING LAW. This Agreement may be amended or modified at any time, but only by a written instrument signed by the parties hereto (or their successors and assigns). This Agreement is to be governed and construed according to the laws of the state of incorporation of Ceres, without regard to its conflicts of law principles or statutes.


                                        CERES GROUP, INC.

DATE OF GRANT: MARCH 4, 2003            By: /s/ Kathleen L. Mesel
                                           -------------------------------------
                                           Kathleen L. Mesel
                                           Secretary


 - - - - - - - - - - - - - (Return signed page 3 only)- - - - - - - - - - - - -


                             ACCEPTANCE OF AGREEMENT

      The Optionee hereby: (a) acknowledges receiving a copy of the Plan, which is attached to this Non-Qualified Stock Option Agreement, and represents that he/she is familiar with all provisions of the Plan; (b) accepts this Non-Qualified Stock Option Agreement and the Option granted under this Agreement subject to all provisions of the Plan and this Agreement; and (c) agrees to accept as binding, conclusive and final all decisions or interpretations of Ceres.

Date:
     -------------------------               -----------------------------------
                                                      Signature

                                             -----------------------------------
                                                      Printed Name
                                                      Optionee

                                    EXHIBIT A


                     Exercise of Non-Qualified Stock Option

TO:
Secretary
Ceres Group, Inc.
17800 Royalton Road
Strongsville, Ohio  44136

Dear Secretary:

      The undersigned Optionee hereby exercises the Non-qualified Stock Option granted to him/her pursuant to the Non-Qualified Stock Option Agreement dated May 1, 2001, between Ceres Group, Inc. and the Optionee with respect to ________________ Common Shares covered by said Option, and tenders herewith $__________________________ in payment of the purchase price thereof by delivery of

-------------------------------------------------------.


      The name and registered address on such certificate should be:

                        ----------------------------

                        ----------------------------

                        ----------------------------

      The Optionee's social security number is: ______-_____-______.




Dated:
      ----------------------------          -----------------------------------
                                                     Optionee